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                                                                  EXHIBIT (d) 29

            Amendment No. 2 to the Investment Management Agreement
               between John Hancock Variable Series Trust I and
                  John Hancock Mutual Life Insurance Company


     Reference is made to that certain Investment Management Agreement dated as of March 14, 1996, by and between John Hancock Variable Series Trust I and John Hancock Mutual Life Insurance Company, as amended, (the "Agreement").

     Subsection (i) of Section 5 of the Agreement, entitled "Investment Advisory Fee and Expense Limitation," is hereby amended to read as follows:

     (i)  For the Equity Index Portfolio:
          ------------------------------

          (i) 0.15% on an annual basis of the first $75,000,000 of the current net assets of such Portfolio;
          (ii) 0.14% on an annual basis of that portion of the current net assets of such Portfolio in excess of $75,000,000 and not over $125,000,000; and
          (iii) 0.13% on an annual basis of that portion of the current net assets of such Portfolio in excess of $125,000,000.

     All other terms and provisions of the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and to take effect as of May 1, 1998.

                                        John Hancock Variable Series Trust I


                                        /s/ MICHELE G. VAN LEER
                                        -------------------------
                                        By:    Michele G. Van Leer
                                        Title: Chairman
Attest: /s/ SANDRA M. DADAIT
        --------------------
        Assistant Secretary
                                        John Hancock Mutual Life Insurance
                                        Company


                                        /s/ ROBERT R. REITANO
                                        -------------------------
                                        By:    Robert R. Reitano
                                        Title: Vice President
Attest: /s/ CORRINE L. WEBER
        --------------------
        Assistant Secretary